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CONFORMED COPY

DATED 26th July, 2000

HOLMES TRUSTEES LIMITED
as the Mortgages Trustee

and

  ABBEY NATIONAL PLC
as Cash Manager and as Mortgages Trustee GIC Provider

and

THE CHASE MANHATTAN BANK, LONDON BRANCH
as Security Trustee

MORTGAGES TRUSTEE GUARANTEED INVESTMENT CONTRACT

ALLEN & OVERY
London

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THIS AGREEMENT is made on 26th July, 2000

BETWEEN:

(1)	HOLMES TRUSTEES LIMITED (registered number 3982431), a private limited company incorporated under the laws of England and Wales, whose registered office is at Abbey House, Baker Street, London NW1 6XL (the "Mortgages Trustee");

(2)	ABBEY NATIONAL PLC a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey House, Baker Street, London NW1 6XL (in its capacity as the "Mortgages Trustee GIC Provider" and in its capacity as cash manager pursuant to the Cash Management Agreement, the "Cash Manager"); and

(3)	THE CHASE MANHATTAN BANK, LONDON BRANCH, whose principal office is at Trinity Tower, 9 Thomas More Street, London E1 9YT (the "Security Trustee" which expression shall include such person and all other persons for the time being acting as trustee or trustees under the Funding Deed of Charge).

WHEREAS

(A)	The Seller has agreed to assign the Initial Portfolio to the Mortgages Trustee (as trustee for the Seller and Funding) pursuant to the Mortgage Sale Agreement. Funding proposes to fund its purchase of the Funding Share by drawings under the Term Advances provided by the First Issuer pursuant to the Intercompany Loan Agreement, which in turn have been funded by the First Issuer by the proceeds of the First Issuer Notes issued by the First Issuer.

(B)	The Cash Manager has agreed, pursuant to the Cash Management Agreement, to provide Cash Management Services in connection with the business of the Mortgages Trustee and Funding.

(C)	The Cash Management Agreement provides that the Mortgages Trustee shall pay into an interest bearing account all Monthly Payments and other amounts set out in Clause 4.4 of the Cash Management Agreement and the Mortgages Trustee GIC Provider is willing to provide such an account pursuant to and on the terms of this Agreement and the Bank Account Agreement.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	The Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Slaughter and May on 26th July, 2000 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Master Definitions and Construction Schedule.

1.2	Any reference in this Agreement to any discretion, power, right, duty or obligation on the part of the Mortgages Trustee shall be as exercised by the Mortgages Trustee only as directed by

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the Beneficiaries but subject in each case to the provisions of Clause 13.2 of the Mortgages Trust Deed.

2.	THE MORTGAGES TRUSTEE GIC ACCOUNT

The Mortgages Trustee GIC Provider confirms that (on the instructions of the Mortgages Trustee (as trustee for the Beneficiaries)) the Mortgages Trustee GIC Account has been opened in its books in the name of the Mortgages Trustee, and it agrees to accept on deposit in the Mortgages Trustee GIC Account all monies transferred to the Mortgages Trustee from time to time subject to and upon the terms of this Agreement and the Bank Account Agreement.

3.	INTEREST

3.1 Interest shall accrue daily on the Mortgages Trustee GIC Balance and shall be paid monthly on the first day of each month (or if such day is not a London Business Day, the next succeeding London Business Day) at a rate of interest equal to the Mortgages Trustee GIC Rate (calculated on the basis of the actual number of days elapsed and a 365 day year) by payment for value on the same day to the Mortgages Trustee GIC Account or such other accounts as the Mortgages Trustee (as trustee for the Beneficiaries) shall specify.

3.3	In the event that an Intercompany Loan Enforcement Notice is served on Funding by the Security Trustee, then, on the date of such Intercompany Loan Enforcement Notice, the Mortgages Trustee GIC Provider shall pay to the Security Trustee the aggregate of all interest accrued on the Mortgages Trustee GIC Account on each day during the Distribution Period in which such Intercompany Loan Enforcement Notice is served up to (but excluding) the date of such Intercompany Loan Enforcement Notice.

4.	WITHDRAWALS AND DEPOSITS

4.1	Subject always to the provisions of the Cash Management Agreement, the Mortgages Trustee may on any London Business Day give notice to the Mortgages Trustee GIC Provider that it wishes to withdraw on such date all or part of the Mortgages Trustee GIC Balance from the Mortgages Trustee GIC Account and the Mortgages Trustee GIC Provider shall comply with such notice and pay the amount specified in such notice to the account specified therein, Provided that if any such notice is received after 12 noon on any day it shall be deemed to have been received at the opening of business on the next following London Business Day.

4.2	The Mortgages Trustee may deposit sums in the Mortgages Trustee GIC Account, to the extent permitted by the terms of the Cash Management Agreement, and the Mortgages Trustee GIC Provider agrees to accept and credit to the Mortgages Trustee GIC Account such sums in accordance with the other terms hereof.

4.3	Subject always to the provisions of the Cash Management Agreement, the Cash Manager may, pursuant to Clauses 4.4, 4.5 and 4.6 of the Cash Management Agreement, on any London Business Day (but only prior to the service of an Intercompany Loan Enforcement Notice), give notice to the Mortgages Trustee GIC Provider that it wishes to withdraw on such date all or part of the Mortgages Trustee GIC Balance from the Mortgages Trustee GIC Account and the Mortgages Trustee GIC Provider shall comply with such notice and pay the amount specified in such notice to the account specified therein, Provided that if any such notice is received after 12 noon on any day it shall be deemed to have been received at the opening of business on the next following London Business Day.

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5.	TERMINATION

Following termination of the Bank Account Agreement and/or closing of the Mortgages Trustee GIC Account in accordance with the terms of the Bank Account Agreement, the Mortgages Trustee may terminate this Agreement by serving a written notice of termination on the Mortgages Trustee GIC Provider.

6.	WARRANTIES

6.1	The Mortgages Trustee GIC Provider warrants to the Mortgages Trustee and the Security Trustee at the date hereof, on each date on which an amount is credited to the Mortgages Trustee GIC Account and on each Distribution Date, that it is duly established with limited liability under the laws of England and Wales and is an institution authorised to carry on banking business (including accepting deposits) under the Banking Act 1987.

6.2	The Mortgages Trustee GIC Provider undertakes to notify the Mortgages Trustee and the Security Trustee immediately if, at any time during the term of this Agreement, either of the statements contained in Clause 6.1 ceases to be true. The warranties set out in Clause 6.1 shall survive the signing and delivery of this Agreement.

7.	ASSIGNMENT

7.1	Save as otherwise contemplated in this Agreement, the Cash Management Agreement and the Mortgages Trust Deed, no party hereto (other than the Security Trustee) may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Security Trustee and unless such assignment or transfer would not adversely affect the then current ratings of the Notes. In any event any assignee of the Mortgages Trustee GIC Provider must be an institution authorised to carry on banking business (including accepting deposits) under the Banking Act 1987.

8.	AGENCY

The Mortgages Trustee GIC Provider agrees and confirms that, unless otherwise notified by the Mortgages Trustee or the Security Trustee, the Cash Manager, as agent of the Mortgages Trustee, may act on behalf of the Mortgages Trustee under this Agreement.

9.	INFORMATION

The Mortgages Trustee GIC Provider shall provide to the Security Trustee, or procure the provision to the Security Trustee of, such information and evidence in respect of any dealing between the Mortgages Trustee and the Mortgages Trustee GIC Provider or otherwise under or in relation to this Agreement as the Security Trustee may reasonably request and the Mortgages Trustee hereby waives any right or duty of confidentiality which it may have or which may be owed to it by the Mortgages Trustee GIC Provider in respect of the disclosure of such information and evidence pursuant to this Clause 9.

10.	MODIFICATION

Save as otherwise provided herein, no amendment, modification or variation of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties hereto and each of the Rating Agencies has confirmed that such amendment, modification or variation will not adversely affect the then current ratings of the Notes.

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11.	PAYMENTS

Payments required to be made hereunder shall be made in accordance with Clause 3 of the Bank Account Agreement.

12.	NOTICES

Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or on a day which is not a London Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

(a) in the case of the Mortgages Trustee, to Holmes Trustees Limited c/o Abbey House (AAM 319), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number 01908 344 217) for the attention of Securitisation Team, Risk Operations;

(b) in the case of the Mortgages Trustee GIC Provider, to Abbey National plc, Abbey House, Baker Street, London NW1 6XL (facsimile number 020 7612 4422) for the attention of the Company Secretary with copies to (i) Abbey National plc, 21 Prescot Street, London E1 8AD (facsimile no. 020 7612 5088) for the attention of Head of Subsidiary Banking and (ii) Abbey National plc, c/o Abbey House (AAM 319), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile no. 01908 344 217) for the attention of Securitisation Team, Risk Operations;

(c) in the case of the Cash Manager, to Abbey National plc, Abbey House, Baker Street, London NW1 6XL (facsimile number 020 7612 4422) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 319), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile no. 01908 344 217) for the attention of Securitisation Team, Risk Operations; and

(d) in the case of the Security Trustee, to The Chase Manhattan Bank, London Branch at Trinity Tower, 9 Thomas More Street, London E1 9YT (facsimile number: 0207 777 5410) for the attention of the Manager, Trust Administration, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 12.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

14.	THE SECURITY TRUSTEE

The Security Trustee has agreed to become a party to this Agreement for the better preservation and enforcement of its rights under this Agreement but shall have no

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responsibility for any of the obligations of, nor assume any liabilities to, the Cash Manager, the Mortgages Trustee GIC Provider or the Mortgages Trustee hereunder.

15.	NEW INTERCOMPANY LOAN AGREEMENTS

If Funding enters into a New Intercompany Loan Agreement, then the parties hereto shall execute such documents and take such action as may be necessary or required by the Rating Agencies for the purpose of including the New Issuer, any New Funding Swap Provider, any New Start-Up Loan Provider or any other person who has executed an Accession Undertaking or any New Intercompany Loan Agreement in the Transaction Documents.

16.	EXCLUSION OF THIRD PARTY RIGHTS

The parties to this Agreement do not intend that any term of this Agreement should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

17.	GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of England.

18.	SUBMISSION TO JURISDICTION

Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first before written.

SIGNED for and on behalf of	)
HOLMES TRUSTEES LIMITED	)
by:	) /s/ R.G. BAKER

SIGNED for and on behalf of	)
ABBEY NATIONAL PLC	)
in its capacities as Cash	)
Manager and Mortgages Trustee GIC	)
Provider	)
by:	) /s/ GARETH JONES

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SIGNED for and on behalf of	)
CHASE MANHATTAN BANK,	)
LONDON BRANCH	)
by:	/s/ TREVOR HEARN